                                  EXHIBIT 99.2

                              CAUTIONARY STATEMENTS

Certain information in this Form 8-K may contain forward-looking statements regarding future events or the future performance of Brightpoint. These statements are only predictions and actual events or results may differ materially. Please refer to the documents Brightpoint files, from time to time, with the Securities and Exchange Commission; specifically, Brightpoint's most recent Form 10-K and Exhibits 99, thereto. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. These risk factors include, without limitation, the ability of the Company to repurchase the remaining outstanding Convertible Notes which depends on many factors, including but not limited to, the availability of capital, the prevailing market price of the Convertible Notes and overall market conditions. No assurance can be given that the Company will repurchase any additional Convertible Notes. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date these statements were made. Brightpoint undertakes no obligation to update any forward-looking statements contained in this Form 8-K or the press release which constitutes
Exhibit 99.1 to this Form 8-K.